Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. (*****) INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Execution Version

Morris, Schneider and Prior
1587 Northeast Expressway
Atlanta, Georgia 30329

February 8, 2007

Ladies and Gentlemen:

This agreement is made in connection with the Contribution Agreement, dated as of February 2, 2007, between Morris, Schneider & Prior L.L.C. (“MSP”), MR Default Services LLC (“MRDS”) and MR Processing Holding Corp., and the transactions related thereto (the “Transactions”) whereby MSP will contribute to MRDS its Business (as defined in the Contribution Agreement).  All capitalized terms used but not otherwise defined herein shall have the meaning for purposes of this letter as such terms have in the Contribution Agreement.

1.             (a)           The parties acknowledge that the structuring of the provision of Support Services (as defined in the Services Agreement) to MSP for foreclosure cases and matters in the State of South Carolina (the “SC Structure”) requires additional analysis to ensure that the provision of Support Services complies with all laws, rules and regulations applicable to MSP in its performance of Legal Services (as defined in the Services Agreement) and/or MRDS in its performance and delivery of the Support Services (as defined in the Services Agreement).  The parties acknowledge that such further structuring and analysis shall occur as soon as possible following Closing, and the parties agree (i) to direct their counsel to begin further analyzing the SC Structure as soon as practicable following Closing, and (ii) to use commercially reasonable efforts to finalize and execute a written amendment (the “SC Amendment”) to the Services Agreement outlining the SC Structure and the pricing related thereto within thirty (30) days from the Closing Date.  The parties agree that the aggregate fee charged by MRDS to MSP for all of the Support Services under the SC Structure shall be (*****), which is based on the parties’ current understanding of the steps and processes constituting each of the various Support Services performed in South Carolina for foreclosure cases. The parties further agree that Exhibit A reflects the parties’ current understanding as to the Legal Services required to be performed in South Carolina for foreclosure cases.  To the extent that the South Carolina ethics counsel of the respective parties advises the parties that the Support Services in the SC Structure as currently contemplated by the parties or the Legal Services set forth on Exhibit A require modification in order to comply with applicable South Carolina ethics laws, rules and regulations, then the parties agree to determine in good faith an appropriate revision to the (*****) aggregate fee for Support Services..

(b)           Notwithstanding any provision of the Services Agreement to the contrary, for the period between Closing and the date of execution of the SC Amendment (the “Interim Period”), MSP shall continue to provide legal and non-legal services to its clients for foreclosure cases and matters in the State of South Carolina, and shall not be required to engage MRDS for the provision of any Support Services with respect thereto.  In addition, during the Interim Period, (i) the restrictive covenants set forth in Sections 4.03(b) and (c) of the Contribution Agreement shall not apply to MSP engaging in the Business in respect of foreclosure cases in the State of South Carolina, and (ii) the restrictive covenants set forth in Sections 1 and 2 of each of the Noncompete Agreements for Thomas E. Prior, Arthur J. Morris, Randolph H. Schneider, Larry W. Johnson and Joel A. Freedman, respectively, shall not apply to such member, directly or indirectly, engaging in the provision of non-legal foreclosure services in the State of South Carolina.

(c)           Each party acknowledges that three (3) employees of MSP set forth on Exhibit B attached hereto shall remain employees of MSP during the Interim Period, and that immediately following the Interim Period such employees shall be offered employment with MRDS pursuant to the terms of the Contribution Agreement.

2.             The parties further acknowledge that MSP will endeavor in good faith to charge MSP’s clients a publishing fee of $20 per file and shall present such fee as a standard fee to new clients on a going-forward basis.  Additionally, MSP shall in the ordinary course invoice its current clients for such fee.  To the extent that a client elects not to pay such publishing fee, MSP shall not be - required to pay MRDS for such publishing fee notwithstanding any provision of the Services Agreement to the contrary.

3.             This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

[Signatures on Following Page]

IN WITNESS WHEREFORE, this Agreement is entered into as of the date first written above.

Morris, Schneider & Prior L.L.C.

By:	/s/Thomas E. Prior
Name: Thomas E. Prior
Title: Member/Manager

MR Default Services LLC

By:	/s/Daniel D. Phelan
Name: Daniel D. Phelan
Title: CEO

MR Processing Holding Corp.

By:	/s/Daniel D. Phelan
Name: Daniel D. Phelan
Title: CEO

[Signature page to MSP Side Letter Agreement regarding SC and Statewide Fees]

EXHIBIT A

Legal Processes to be performed by MSP in connection with foreclosure cases in South Carolina:

Resolution of legal issues relating to foreclosure package - title issues

Review of mortgage

Review of demand letters

Review of Lis pendens

Review of Compliant and Summons

Service of summons and complaint

Review and filing of Default and Order Of Reference

Review of Answer and Consent Order of Reference

Review of Notice of Hearing

Review of Hearing Documents

Review of Publication of Notice of Sale

Review of Bid

Review of Foreclosure Deed

Resolution of legal issues relating to foreclosure sale/final judgment

Communication with clients regarding legal issues

Appearance at Judgment Hearing and Receipt of Notice Directing Sale

Appearance at Foreclosure Sale

EXHIBIT B

EMPLOYEES

Shervon Hogsett

Catherine Davis

Larry Cartwright